Exhibit 99.1

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES AMENDED AND RESTATED CREDIT AGREEMENT

SPRING, Texas – April 12, 2022...Southwestern Energy Company (NYSE: SWN) (the “Company” or “Southwestern”) today announced that it has entered into an Amended and Restated Credit Agreement, dated April 8, 2022 (the “Amended Credit Agreement”), which amends the Company’s Credit Agreement, dated April 26, 2018.

The Amended Credit Agreement, among other things:

•	Extends maturity date of $3.5 billion reserve-based credit facility by three years to April 2027;

•	Increases the borrowing base to $3.5 billion; the Company maintains elected commitments of $2.0 billion;

•	Upon receipt of an investment grade rating from either S&P or Moody’s and the satisfaction of certain other conditions:

•	Permits the release of subsidiary guarantors and collateral

•	Substitutes borrowing base redetermination requirement with a PV9 coverage ratio covenant, consistent with standard “fall away” provisions

•	Replaces existing usage-based pricing grid with a more favorable ratings-based pricing grid

•	Upon receipt of two investment grade ratings from S&P, Moody’s or Fitch:

•	Removes or relaxes certain negative covenants

•	Replaces all existing financial covenants with debt to capitalization financial covenant

•	Effectively results in a credit agreement and flexibility consistent with investment grade peers

“The transformation of SWN by complementing its premium Appalachia position with leading Tier 1 Haynesville acreage has enhanced scale, inventory depth, investment optionality, premium market access, and durable financial strength. We believe the disciplined execution of our strategy has resulted in materially expanded and more resilient free cash flow generation capacity as well as a lower enterprise risk profile that merit consideration for a return to investment grade. We are thankful for our longstanding banking relationships and believe that today’s amendments tangibly underscore our bank group’s recognition that our business and financial risk profile warrant a return to investment grade,” said Bill Way, Southwestern Energy President and Chief Executive Officer.

About Southwestern Energy

Southwestern Energy Company (NYSE: SWN) is a leading U.S. producer and marketer of natural gas and natural gas liquids focused on responsibly developing large-scale energy assets in the nation’s most prolific shale gas basins. SWN’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution. For additional information, please visit www.swn.com and www.swn.com/responsibility.

Investor Contacts

Brittany Raiford

Director, Investor Relations

(832) 796-7906

brittany_raiford@swn.com

Cautionary Note Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements are based on current expectations. The words “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “model,” “target”, “seek”, “strive,” “would,” “approximate,” and similar words are intended to identify forward-looking statements. Statements may be forward looking even in the absence of these particular words.

Examples of forward-looking statements include, but are not limited to, the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including guidance regarding our strategy to develop reserves, drilling plans and programs, estimated reserves and inventory duration, projected production and sales volume and growth rates, commodity prices, projected average well costs, generation of free cash flow, expected benefits from acquisitions, potential acquisitions and strategic transactions, the timing thereof and our ability to achieve the intended operational, financial and strategic benefits of any such transactions or other initiatives. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this news release. The estimates and assumptions upon which forward-looking statements are based are inherently uncertain and involve a number of risks that are beyond our control. Although we believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein.

Factors that could cause our actual results to differ materially from those indicated in any forward-looking statement are subject to all of the risks and uncertainties incident to the exploration for and the development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, legislative and regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate, our ability to maintain leases that may expire if production is not established or profitably maintained, our ability to transport our production to the most favorable markets or at all, any increase in severance or similar taxes, the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally, the effects of weather, increased competition, the financial impact of accounting regulations and critical accounting policies, the comparative cost of alternative fuels, credit risk relating to the risk of loss as a result of non-performance by our counterparties, impacts of world health events, including the COVID-19 pandemic, cybersecurity risks, our ability to realize the expected benefits from acquisitions, including our mergers with GEP Haynesville, LLC, Montage Resources Corporation and Indigo Natural Resources LLC, and any other factors discussed under Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and under Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021.

We have no obligation and make no undertaking to publicly update or revise any forward-looking statements, except as required by applicable law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

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